Exhibit 21


SUBSIDIARIES OF THE REGISTRANT:

                                                 Where
                                              Incorporated
Name                                           (or formed)

Burton Rubber Compounding, L.P.                 Delaware
  (a limited partnership)
Burton Rubber Processing, Ltd.                  Ontario
Cadillac Plastic Group, Inc.                    Michigan
CIMCO, Inc.,                                    Delaware
DH Compounding Company                          Delaware
 (a general partnership)
Erieview Insurance Company Limited              Bermuda
Enviro Care Compounds AS                        Norway
Global Processing Company                       California
Hanna France SARL                               France
Hanna Hamilton Holdings Company                 Delaware
Hanna International Corporation                 Delaware
Hanna Polimeros, S.A. de C.V.                   Mexico
Hanna Su Xing Plastics Compounding (Suzhou)
 Company Limited                                China
M. A. Hanna Export Services Company             Barbados
M. A. Hanna International Financial
 Services Company                               Ireland
M. A. Hanna de Mexico, S.A. de C.V.             Mexico
M. A. Hanna Resin Distribution Company          Delaware
M. A. Hanna Company Thermoplastic Elastomers    Delaware
MAH Plastics Company                            Delaware
Monmouth Plastics Company                       Delaware
Poliamidas Barbastro, S.A.                      Spain
Texapol Corporation                             Pennsylvania
The Ohio & Western Pennsylvania
  Dock Company                                  Ohio
The Pennsylvania Tidewater
  Dock Company                                  Delaware
Theodor Bergmann GmbH & Co.
  Kunststoffwerk KG                             Germany
Victor International Plastics, Ltd.             England
Wilson Color S.A.                               Belgium
Wilson Color GmbH                               Germany
Wilson Color S.A.                               France
Wilson Color AB                                 Sweden


      The Registrant has other unconsolidated subsidiaries and 50 percent or less owned persons accounted for by the equity method,
which   in   the  aggregate  do  not  constitute  a   significant
subsidiary.